Exhibit 10.11

27 May 2019

OPERA CHARGING B.V.

as the Parent

ALLEGO B.V

ALLEGO INNOVATIONS B.V.

ALLEGO HOLDING B.V.

as Original Debtors

MADELEINE CHARGING B.V.

as Subordinated Creditor

SOCIÉTÉ GÉNÉRALE

as Agent and Security Agent

The Senior Lenders

The Mandated Lead Arrangers

INTERCREDITOR AGREEMENT

Linklaters LLP

25 rue de Marignan

75008 Paris

Telephone (+33) 1 56 43 56 43

Facsimile (+33) 1 43 59 41 96

Ref L-242960

CONTENTS

CLAUSE		PAGE

1	Definitions and Interpretation	2

2	Debtors’ Agent	8

3	Senior Creditors’ rights and obligations	8

4	Ranking and Priority	9

5	Senior Creditors and Senior Liabilities	9

6	Subordinated Creditor and Subordinated Liabilities	10

7	Effect of Insolvency Event	13

8	Turnover of Receipts	14

9	Redistribution	16

10	Enforcement of Transaction Security	16

11	Application of Proceeds	17

12	Equalisation	19

13	The Security Agent	20

14	Changes to the Parties	31

15	Costs and Expenses	32

16	Other Indemnities	33

17	Information	34

18	Notices	34

19	Preservation	38

20	Consents, Amendments, Override	39

21	No hardship	42

22	Governing Law	42

23	Enforcement	42

I

THE SCHEDULES

II

This Agreement is made on the date mentioned on the first page of this Agreement between:

(1)

OPERA CHARGING B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and its office at Zuidplein 126, WTC H-Tower, 1077 XV Amsterdam, the Netherlands, registered with the Dutch Trade Register (Handelsregister) under number 71766308, as the parent (the “Parent”);

(2)

MADELEINE CHARGING B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and its office at Zuidplein 126, WTC H-Tower, 1077 XV Amsterdam, the Netherlands, registered with the Dutch Trade Register (Handelsregister) under number 71768068, as the shareholder and the subordinated creditor (the “Shareholder” and the “Subordinated Creditor”);

(3)

ALLEGO HOLDING B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, having its official seat (statutaire zetel) in Arnhem, the Netherlands, and its office at Westervoortsedijk 73 LB1, 6827 AV Arnhem, the Netherlands, registered with the Dutch Trade Register (Handelsregister) under number 73283754, acting as the holdco, the debtor’s agent and an original debtor (the “Holdco”, the “Debtors’ Agent” and/or an “Original Debtor”);

(4)

ALLEGO B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, having its official seat (statutaire zetel) in Arnhem, the Netherlands, and its office at Westervoortsedijk 73 LB1, 6827 AV Arnhem, the Netherlands, registered with the Dutch Trade Register (Handelsregister) under number 54100038, as original debtor (the “Opco” and an “Original Debtor”);

(5)

ALLEGO INNOVATIONS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, having its official seat (statutaire zetel) in Arnhem, the Netherlands, and its office at Westervoortsedijk 73 LB1, 6827 AV Arnhem, the Netherlands, registered with the Dutch Trade Register (Handelsregister) under number 73289655, as original debtor (an “Original Debtor” and together with the Opco and the Holdco, the “Original Debtors”);

(6)

SOCIÉTÉ GÉNÉRALE, société anonyme incorporated under the laws of France, having its registered seat located at 29 boulevard Haussmann, 75009 Paris, France and registered with the trade and companies registry (registre du commerce et des sociétés) of Paris under number 552 120 222, as agent (the “Agent”);

(7)

SOCIÉTÉ GÉNÉRALE, société anonyme incorporated under the laws of France, having its registered seat located at 29 boulevard Haussmann, 75009 Paris, France and registered with the trade and companies registry (registre du commerce et des sociétés) of Paris under number 552 120 222, as security agent for the Secured Parties (as defined below) (the “Security Agent”);

(8)	THE ENTITIES named on the signing pages as Original Senior Lenders; and

(9)	THE ENTITIES named on the signing pages as Mandated Lead Arrangers.

It is agreed as follows:

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Acceleration Event” means the giving of a notice by the Agent to the Debtors’ Agent to declare all (but not part) of the Loans to be immediately due and payable pursuant to Clause 23.19 (Acceleration) of the Facility Agreement.

“Agent’s Spot Rate of Exchange” means at any time, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security Agent’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 am (Paris time) on a particular day, which shall be notified by the Security Agent in accordance with paragraph (c) of Clause 13.15 (Information from the Senior Creditors).

“Belgian Movable Assets Pledge Law” means:

(a)

the Belgian law of 11 July 2013 on in rem security interests over movable assets (Wet van 11 juli 2013 tot wijziging van het Burgerlijk Wetboek wat de zakelijke zekerheden op roerende goederen betreft en tot opheffing van diverse bepalingen ter zake/Loi du 11 juillet 2013 modifiant le Code Civil en ce qui concerne les sûretés réelles mobilières et abrogeant diverses dispositions en cette matière), as amended from time to time;

(b)

the implementing Royal Decree of 14 September 2017 (Koninklijk besluit tot uitvoering van de artikelen van titel XVII van boek III van het Burgerlijk Wetboek die het gebruik van het Nationaal Pandregister betreffen/Arrêté royal portant exécution des articles du titre XVII du livre III du Code Civil, concernant l’utilisation du Registre national des Gages); and

(c)	any further decree(s) as may be adopted from time to time implementing the law referred to under paragraph (a) above.

“Belgian Financial Collateral Law” means the Belgian law of 15 December 2004 on financial collateral arrangements, as amended from time to time.

“Appropriation” means the appropriation (including pursuant to a pacte commissoire (or its equivalent in the relevant jurisdiction (as the case may be)), a private appropriation or a judicial foreclosure) which is effected (to the extent permitted under and in accordance with the relevant Security Document and applicable law) by enforcement of any relevant Transaction Security.

“Borrowing Liabilities” means, in relation to any Debtor, the liabilities and obligations (other than Guarantee Liabilities) it may have as a principal debtor to a Creditor (other than to the Mandated Lead Arrangers, the Security Agent or the Agent (in their capacity as such)) in respect of Financial Indebtedness arising under the Debt Documents.

“Charged Property” means all of the assets of a Debtor or of the Subordinated Creditor which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Common Assurance” means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is, to the extent legally possible, given to all the Secured Parties in respect of their Liabilities.

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Creditor Accession Undertaking” means:

(a)	an undertaking substantially in the form set out in Schedule 1 (Form of Creditor Accession Agreement); or

(b)	a Transfer Agreement (provided that it contains an accession to this Agreement which is substantially in the form set out in Schedule 1 (Form of Creditor Accession Agreement)),

as the context may require.

“Creditors” means the Senior Creditors and the Subordinated Creditor.

“Debt Document” means each of the Senior Finance Documents, the Subordinated Debt Documents and any other document designated as such by the Security Agent and the Debtors’ Agent.

“Debtors” means the Original Debtors and any person which becomes or must become a Party as a Debtor in accordance with the terms of Clause 14 (Changes to the Parties).

“Debtor Accession Agreement” means an agreement to accede to this Agreement substantially in the form set out in Schedule 2 (Form of Debtor Accession Agreement).

“Debtor Accession Deed” means an agreement to accede to the Parallel Debt Agreement substantially in the form set out in Schedule 3 (Form of Debtor Accession Deed).

“Debtor Resignation Letter” means a letter substantially in the form set out in Schedule 4 (Form of Debtor Resignation Letter).

“Debtors’ Agent” means the Holdco, appointed to act on behalf of each other Debtor in relation to the Debt Documents pursuant to Clause 2 (Debtors’ Agent).

“Delegate” means any delegate, agent or attorney appointed by the Security Agent.

“Distress Event” means any of:

(a)	an Acceleration Event; or

(b)	the enforcement of any Transaction Security in accordance with its terms.

“Enforcement Action” means:

(a)	in relation to any Liabilities:

(i)

the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Senior Creditor to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Debt Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand;

(iii)	the making of a demand in relation to a Liability that is payable on demand;

(iv)	the exercise of any right to require a Debtor to acquire any Liability;

(v)

the exercise of any right of set-off, account combination or payment netting against a Debtor in respect of any Liabilities other than the exercise of any such right which is otherwise expressly permitted under the Debt Documents to the extent that the exercise of that right gives effect to a Permitted Senior Facility Payment; or

(vi)	the suing for, commencing or joining of any legal or arbitration proceedings against a Debtor to recover any Liabilities;

(b)	the taking of any steps to enforce or require the enforcement of any Transaction Security;

(c)

the entering into of any composition, compromise, assignment or arrangement with a Debtor and where that Debtor owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under Clause 14 (Changes to the Parties)); or

(d)

the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, suspension of payments, dissolution, administration, the opening of proceedings for sauvegarde, sauvegarde accélérée, sauvegarde financière accélérée, redressement judiciaire, liquidation judiciaire or reorganisation of a Debtor (or any equivalent proceedings in its jurisdiction of incorporation including, as the case may be, a Dutch faillissement, surseance van betaling or ontbinding) and where that Debtor owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of a Debtor’s assets or any suspension of payments or moratorium of any indebtedness of that Debtor, or any analogous procedure or step in any jurisdiction, except that the taking of any action falling within paragraphs (iv), (vi) or (d) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods shall not constitute Enforcement Action.

“Exposure” has the meaning given to that term in Clause 12.1 (Equalisation Definitions).

“Facility Agreement” means the facility agreement entered into between, inter alios, the Original Debtors and the Senior Creditors dated on the date of this Agreement.

“Guarantee” means any guarantee (including any cautionnement solidaire) given by any Debtor under the Facility Agreement to the benefit of any Secured Party.

“Guarantor” means a ‘Guarantor’ under and as defined in the Facility Agreement.

“Guarantee Liabilities” means, in relation to a Guarantor, the liabilities and obligations under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor or a Debtor as or as a result of its being a guarantor or surety (including, without limitation, liabilities and obligations arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of any Debt Document).

“Insolvency Event” means, in relation to Debtor, the occurrence of any event referred to in Clauses 23.09 (Insolvency) and 23.10 (Insolvency Proceedings) of the Facility Agreement in relation to that Debtor.

“Intercreditor Amendment” means any amendment or waiver which is subject to Clause 20 (Consents, Amendments, Override and Hardship).

“Liabilities” means all present and future liabilities and obligations at any time of a Debtor to any Creditor under the Debt Documents, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)

any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by a Debtor of a Payment on the grounds of preference or otherwise,

(e)	and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Liabilities Acquisition” means, in relation to a person and to any Liabilities, a transaction where that person:

(a)	purchases or acquires by way of transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

the rights in respect of those Liabilities.

“Majority Lenders” has the meaning given to the term “Majority Lenders” in the Facility Agreement.

“Mandated Lead Arrangers” has the meaning given to it in the Facility Agreement (but only to the extent that any liabilities and obligations are then owed to that Mandated Lead Arranger or Mandated Lead Arrangers).

“Opera Fiscal Unity” means the fiscal unity and VAT group consisting of the Parent, the Subordinated Creditor, the Original Debtors and, as the case may be, any other member of the Group only.

“Parallel Debt Agreement” has the meaning given to that term in the Facility Agreement.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Permitted Payments” has the meaning given to that term in the Facility Agreement.

“Permitted Senior Facility Payments” means the Payments permitted by Clause 5.1 (Payment of Senior Liabilities).

“Recoveries” has the meaning given to that term in Clause 11.1 (Order of Application).

“Relevant Liabilities” means:

(a)	in the case of a Creditor:

(i)	the Liabilities owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor; and

(ii)	all present and future liabilities and obligations, actual and contingent, of a Debtor to the Security Agent; and

(b)	in the case of a Debtor, the Liabilities owed to the Creditors together with all present and future liabilities and obligations, actual and contingent, of such Debtor to the Security Agent.

“Secured Obligations” means all present and future liabilities and obligations at any time due, owing or incurred by a Debtor to any Secured Party under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means the Security Agent, each of the other Senior Creditors from time to time but, in the case of each Senior Creditor, only if it is a Party or has acceded to this Agreement, in the appropriate capacity, pursuant to Clause 14.5 (Creditor Accession Undertaking).

“Security Documents” means:

(a)	each of the Transaction Security Documents;

(b)	any other document entered into at any time by a Debtor creating any Security in favour of any of the Secured Parties as security for any of the Secured Obligations; and

(c)	any Security granted under any covenant for further assurance in any of the documents referred to in paragraphs (a) and (b) above.

“Senior Creditors” means each Senior Lender, the Agent, the Security Agent and the Mandated Lead Arrangers (but only to the extent that any Liabilities are then owed to the Mandated Lead Arrangers).

“Senior Discharge Date” means the first date on which all Senior Liabilities have been fully and finally discharged, whether or not as the result of an enforcement of any Transaction Security, and the Senior Creditors are under no further obligation to provide financial accommodation to a Debtor under the Debt Documents.

“Senior Finance Documents” means the Finance Documents (other than any Hedging Document and the Sponsor Commitment Letter).

“Senior Lenders” means each Lender (as defined in the Facility Agreement).

“Senior Liabilities” means the Liabilities owed by a Debtor to the Senior Creditors under or in connection with the Senior Finance Documents.

“Subordinated Debt” has the meaning given to the term “Junior Funds” in the Facility Agreement.

“Subordinated Debt Document” means any document evidencing any Subordinated Debt.

“Subordinated Liabilities” means the Liabilities owed to the Subordinated Creditor by any Debtor under a Subordinated Debt.

“Super Majority Lenders” has the meaning given to the term “Super Majority Lenders” in the Facility Agreement.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Transaction Security Documents.

“Transaction Security Documents” has the meaning given to the term “Security Documents” in the Facility Agreement.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the “Agent”, a “Mandated Lead Arranger”, a “Creditor”, a “Debtor”, a “Party”, the “Security Agent”, a “Senior Creditor”, a “Senior Lender”, or the “Subordinated Creditor” shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)

the “Agent”, a “Mandated Lead Arranger”, a “Creditor”, a “Debtor”, a “Party”, the “Security Agent”, a “Senior Creditor”, a “Senior Lender” , the “Subordinated Creditor” or the “Parent” or any other person shall be construed so as to include its successors in title, permitted transferees to, or of, its rights and/or obligations under the Debt Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)

a “Debt Document” or any other agreement or instrument is (other than a reference to a “Debt Document” or any other agreement or instrument in “original form”) a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility under that Debt Document or other agreement or instrument as permitted by this Agreement;

(v)	“enforcing” (or any derivation) the Transaction Security includes:

A.	the Security Agent appointing, or applying for or consenting in writing to the appointment of, an administrator (or any analogous officer or procedure in any jurisdiction) of a Debtor; and

B.	the making of a demand under the Parallel Debt Agreement by the Security Agent;

(vi)	a “group of Creditors” includes all the Creditors and a “group of Senior Creditors” includes all the Senior Creditors;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	the “original form” of a “Debt Document” or any other agreement or instrument is a reference to that Debt Document, agreement or instrument as originally entered into;

(ix)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(x)	“gross negligence” means “faute lourde”;

(xi)	“wilful misconduct” means “dol”;

(xii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xiii)	“shares” or “share capital” includes equivalent ownership interests and “shareholder” and similar expressions shall be construed accordingly; and

(xiv)	a provision of law is a reference to that provision as amended or re-enacted.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

(d)	Unless otherwise defined in this Agreement, terms defined in the Facility Agreement have the same meaning in this Agreement.

1.3	Incorporation of terms

The principles of construction set out in Clauses 1.3 (Belgian terms), 1.4 (Dutch terms) and 1.5 (German terms) of the Facility Agreement shall have effect as if they were set out in this Agreement.

1.4	Rules of conflict and acknowledgement

1.4.1	In the event of any conflict between the terms of this Agreement and the terms of any other Senior Finance Document or Subordinated Debt Document, the terms of this Agreement shall prevail.

1.4.2	For the purpose of this Agreement, the Subordinated Creditor acknowledges that it has received a copy of the Facility Agreement and that it is fully aware of its terms.

2	Debtors’ Agent

(a)

Each Debtor (other than the Holdco) by its execution of this Agreement or a Debtor Accession Agreement (as applicable) irrevocably appoints the Holdco (acting through one or more authorised signatories) to act on its behalf as its agent (the “Debtors’ Agent”) in relation to the Senior Finance Documents and irrevocably authorises:

(i)

the Debtors’ Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Senior Creditors and to give all notices and instructions (including, without limitation, any notice in relation with the Senior Finance Documents), to execute on its behalf any Debtor Accession Agreement, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Debtor notwithstanding that they may affect the Debtor, without further reference to or the consent of that Debtor; and

(ii)	each Secured Creditor to give any notice, demand or other communication to that Debtor pursuant to the Senior Finance Documents to the Debtors’ Agent,

(iii)

and in each case the Debtor shall be bound as though the Debtor itself had given the notices and instructions (including, without limitation, any notice in relation with the Senior Finance Documents) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Debtors’ Agent or given to the Debtors’ Agent under any Senior Finance Document on behalf of another Debtor or in connection with any Senior Finance Document (whether or not known to any other Debtor and whether occurring before or after such other Debtor became a Debtor under any Senior Finance Document) shall be binding for all purposes on that Debtor as if that Debtor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Debtors’ Agent and any other Debtor, those of the Debtors’ Agent shall prevail.

(c)

For this purpose, each Debtor incorporated in Germany releases the Debtors’ Agent to the fullest extent possible from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

3	Senior Creditors’ rights and obligations

(a)

The obligations of each Senior Creditor under the Senior Finance Documents are several (conjointes et non-solidaires). Failure by a Senior Creditor to perform its obligations under the Senior Finance Documents does not affect the obligations of any other Party under the Senior Finance Documents. No Senior Creditor is responsible for the obligations of any other Senior Creditor under the Senior Finance Documents.

(b)

The rights of each Senior Creditor under or in connection with the Senior Finance Documents are separate and independent rights and any debt arising under the Senior Finance Documents to a Senior Creditor from a Debtor is a separate and independent debt in respect of which a Senior Creditor shall be entitled to enforce its rights in accordance with this Agreement.

4	Ranking and Priority

4.1	Senior Liabilities

Each of the Parties agrees that the Liabilities owed by a Debtor to the Senior Creditors shall rank in right and priority of payment pari passu and without any preference between themselves.

4.2	Transaction Security

Each of the Parties agrees that the Transaction Security shall rank and secure the Senior Liabilities pari passu and without any preference between them, but only to the extent that such Transaction Security is expressed to secure those Liabilities.

4.3	Subordinated Liabilities

(a)	Each of the Parties agrees that the Subordinated Liabilities are postponed and subordinated to the Liabilities owed by any Debtor to the Senior Creditors.

(b)	This Agreement does not purport to rank any of the Subordinated Liabilities as between themselves.

5	Senior Creditors and Senior Liabilities

5.1	Payment of Senior Liabilities

Each Debtor may make Payments of the Senior Liabilities at any time in accordance with the Senior Finance Documents.

5.2	Amendments and Waivers: Senior Creditors

The Senior Creditors may amend or waive the terms of the Senior Finance Documents in accordance with their terms (and subject to any consent required under them) at any time.

5.3	Security: Senior Creditors

The Senior Creditors may take, accept or receive the benefit of:

(a)

any Security in respect of the Senior Liabilities from a Debtor in addition to the Transaction Security which to the extent legally possible, is, at the same time, also offered to the other Secured Parties (including through the Security Agent under the parallel debt structure set up under the Parallel Debt Agreement (as the case may be)) in respect of their Liabilities and ranks in the same order of priority as that contemplated in Clause 4 (Ranking and Priority) of this Agreement; and

(b)	any guarantee, indemnity or other assurance against loss from a Debtor in respect of the Senior Liabilities in addition to those in:

(i)	the original form of the Facility Agreement;

(ii)	this Agreement; or

(iii)	any Common Assurance,

if and to the extent legally possible, at the same time it is also offered to the other Secured Parties in respect of their Liabilities and ranks in the same order of priority as that contemplated in Clause 4 (Ranking and Priority) of this Agreement.

6	Subordinated Creditor and Subordinated Liabilities

6.1	Restriction on Payment: Subordinated Liabilities

Prior to the Senior Discharge Date, a Debtor shall not make any Payment of the Subordinated Liabilities at any time unless:

(a)	that Payment is permitted under Clause 6.2 (Permitted Payments: Subordinated Liabilities); or

(b)	the taking or receipt of that Payment is permitted under Clause 6.8 (Permitted Enforcement: Subordinated Creditor).

6.2	Permitted Payments: Subordinated Liabilities

A Debtor may make Payments in respect of the Subordinated Liabilities then due if:

(a)	the Payment is a Permitted Payment or is otherwise expressly permitted by the Facility Agreement; or

(b)	the Super Majority Lenders consent to that Payment being made.

6.3	Payment obligations continue

A Debtor shall not be released from the liability to make any Payment under any Debt Document by the operation of Clauses 6.1 (Restriction on Payment: Subordinated Liabilities) and 6.2 (Permitted Payments: Subordinated Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

6.4	No acquisition of Subordinated Liabilities

Prior to the Senior Discharge Date, no Debtor shall, and the Debtors’ Agent shall procure that no other member of the Group will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the Subordinated Liabilities, unless the prior consent of the Super Majority Lenders is obtained.

6.5	Amendments and Waivers: Subordinated Creditor

Prior to the Senior Discharge Date, the Subordinated Creditor may not amend, waive or agree the terms of any of the documents or instruments pursuant to which the Subordinated Liabilities are constituted from time to time unless:

(a)	the prior consent of the Majority Lenders is obtained;

(b)	that amendment, waiver or agreement is of a minor and administrative nature or is not prejudicial to the Senior Creditors; or

(c)	that amendment, waiver or agreement is expressly permitted by the Facility Agreement.

6.6	Security: Subordinated Creditor

The Subordinated Creditor may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from a Debtor in respect of any of the Subordinated Liabilities prior to the Senior Discharge Date, unless the prior consent of the Super Majority Lenders is obtained.

6.7	Restriction on Enforcement: Subordinated Creditor

Subject to Clause 6.8 (Permitted Enforcement: Subordinated Creditor), the Subordinated Creditor shall not be entitled to take any Enforcement Action in respect of any of the Subordinated Liabilities at any time prior to the Senior Discharge Date.

6.8	Permitted Enforcement: Subordinated Creditor

(a)

After the occurrence of an Insolvency Event, the Subordinated Creditor may (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of that Subordinated Creditor in accordance with Clause 7.3 (Filing of claims)) exercise any right it may otherwise have in respect of a Debtor to:

(i)	accelerate any of a Debtor’s Subordinated Liabilities or declare them prematurely due and payable or payable on demand;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by a Debtor in respect of any Subordinated Liabilities;

(iii)	exercise any right of set-off or take or receive any Payment in respect of any Subordinated Liabilities of a Debtor; or

(b)

claim and prove in any sauvegarde (including, for the avoidance of doubt, any sauvegarde accélérée and sauvegarde financière accélérée), redressement judiciaire or liquidation judiciaire in relation to a Debtor (or any equivalent proceedings in its jurisdiction of incorporation including, as the case may be, a Dutch faillissement, surseance van betaling or ontbinding) for the Subordinated Liabilities owing to it.

6.9	Representations: Subordinated Creditor and Parent

Each of the Parent and the Subordinated Creditor represents and warrants to the Senior Creditors and the Security Agent that:

(a)	it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)	the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations;

(c)	the entry into and performance by it of this Agreement does not and will not:

(i)	conflict with any law or regulation applicable to it which is material in the context of the transactions contemplated by this Agreement; and

(ii)	its constitutional documents or any agreement or instrument binding upon it or any of its assets; and

(d)

it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement.

6.10	Undertakings: Parent

6.10.1

If, at any time, a Debtor is part of the Opera Fiscal Unity and the Opera Fiscal Unity is, in respect of such Debtor, terminated (verbroken) or disrupted (beëindigd) (within the meaning of Article 15(10) of the Dutch corporate tax act (Wet op de vennootschapsbelasting 1969)) as a result of the Security Agent enforcing its rights under any Security Document in accordance with paragraph (c) of Clause 23.20 (Acceleration) of the Facility Agreement, such Debtor shall, at the request of the Security Agent, together with the parent (moedermaatschappij) or deemed parent (aangewezen moedermaatschappij) of the fiscal unity in the Netherlands, for no consideration and as soon as reasonably practicable, lodge a request with the relevant governmental authority to allocate and surrender any tax losses as referred to in Article 20 of the Dutch corporate tax act to the Debtor leaving the fiscal unity in the Netherlands, to the extent such tax losses are attributable (toerekenbaar) to the Debtor leaving the fiscal unity (within the meaning of Article 15af of the Dutch corporate tax act).

6.10.2

The Parent shall pay the Debtor that is part of the Opera Fiscal Unity, at written request of this Debtor to do so, an amount equal to the amount of corporate tax paid by that Debtor to the Dutch tax authorities as a result of that Debtor being held jointly and severally liable under Article 39 of the Dutch tax collection act (Invorderingswet 1990), in each case if and to the extent that liability exceeds the amount of corporate tax that would have been payable by that Debtor in respect of the tax period for which it is held liable on a stand-alone basis had such Debtor not been part of the Opera Fiscal Unity.

6.10.3

The Parent shall pay the Debtor that is part of a fiscal unity for Dutch VAT purposes of which Opera Charging B.V. is the parent, at written request of this Debtor to do so, an amount equal to the amount of VAT paid by that Debtor to the Dutch tax authorities as a result of that Debtor being held jointly and severally liable under Article 43 of the Dutch tax collection act (Invorderingswet 1990), in each case if and to the extent that liability exceeds the amount of VAT that would have been payable by that Debtor in respect of the tax period for which it is held liable on a stand-alone basis had such Debtor not been part of the fiscal unity for Dutch VAT purposes of which Opera Charging B.V. is the parent.

6.10.4	The Parent shall deliver to the Agent any information or documents reasonably requested by the Agent from time to time in relation to such Opera Fiscal Unity and in any event shall:

(i)

deliver to the Agent evidence of accession of any new Debtor or other member of the Group incorporated in the Netherlands to the Opera Fiscal Unity within 15 Business Days from the date on which such entity accedes to the Opera Fiscal Unity;

(ii)	promptly notify the Agent of any change to the composition of the Opera Fiscal Unity; and

(iii)

for each Financial Year, deliver to the Agent evidence of submission of the Opera Fiscal Unity’s annual tax filings as soon as they are available and the evidence of payment of the corresponding tax liabilities no later than nine (9) months following the end of each Financial Year.

6.10.5

The Parent shall promptly notify the Agent of any modification, waiver or amendment made to the EIB Financing (and of the nature and terms of such modification, wavier or amendment) other than any technical amendments which are necessary to comply with the EIB Financing terms and which would not be adverse to the rights or interests of the Senior Creditors under the Senior Finance Documents.

6.11	Override

Notwithstanding any provision of any Debt Document, nothing shall prevent, restrict or limit a Debtor at any time from making a Permitted Payment.

7	Effect of Insolvency Event

7.1	Distributions

(a)

After the occurrence of an Insolvency Event in relation to a Debtor any Party entitled to receive a distribution out of the assets of that Debtor in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that Debtor to make that distribution to the Security Agent (or to such other person as the Security Agent shall direct) until the Liabilities by that Debtor owing to the Secured Parties have been paid in full.

(b)	The Security Agent shall apply distributions made to it under paragraph (a) above in accordance with Clause 11 (Application of Proceeds).

7.2	Set-Off

To the extent that the Liabilities of a Debtor are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to that Debtor, any Creditor which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Security Agent for application in accordance with Clause 11 (Application of Proceeds).

7.3	Filing of claims

Without prejudice to the rights of any Subordinated Creditor under Clause 6.8 (Permitted Enforcement: Subordinated Creditor), after the occurrence of an Insolvency Event in relation to a Debtor, each Creditor irrevocably authorises the Security Agent, on its behalf, to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against that Debtor;

(b)	demand, sue, prove and give receipt for the Liabilities of that Debtor;

(c)	collect and receive all distributions on, or on account of, the Liabilities of that Debtor; and

(d)	file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover the Liabilities of that Debtor.

7.4	Further assurance – Insolvency Event

Each Creditor will:

(a)	do all things that the Security Agent reasonably requests in order to give effect to this Clause 7; and

(b)

if the Security Agent is not entitled to take any of the actions contemplated by this Clause 7 or if the Security Agent requests that a Creditor take that action, undertake that action itself in accordance with the instructions of the Security Agent or grant a power of attorney to the Security Agent (on such terms as the Security Agent may reasonably require) to enable the Security Agent to take such action, provided however that nothing in this Agreement shall restrict in any way the voting of the Subordinated Creditor in its capacity as shareholder, legal representative or board director (and not as creditor) of a Debtor.

7.5	Security Agent instructions

For the purposes of Clause 7.1 (Distributions), Clause 7.3 (Filing of claims) and Clause 7.4 (Further assurance – Insolvency Event) the Security Agent shall act:

(a)	on the instructions of the Senior Creditors entitled, at that time, to give instructions under Clause 10.1 (Enforcement Instructions) or Clause 10.2 (Manner of enforcement); or

(b)	in the absence of any such instructions, as it considers in its discretion to be appropriate.

8	Turnover of Receipts

8.1	Turnover by the Creditors

Subject to Clause 8.2 (Exclusions) and to Clause 8.3 (Permitted assurance and receipts), if at any time prior to the Senior Discharge Date, any Creditor receives or recovers:

(a)	any Payment or distribution of, or on account of or in relation to, any of the Liabilities which is neither:

(i)	a Permitted Payment (as such term is defined in the Facility Agreement); nor

(ii)	made in accordance with Clause 11 (Application of Proceeds);

(b)	other than where Clause 7.2 (Set-Off) applies, any amount by way of set-off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Senior Facility Payment;

(c)	notwithstanding paragraphs (a) and (b) above, any amount:

(i)	on account of, or in relation to, any of the Liabilities:

A.	after the occurrence of a Distress Event; or

B.	as a result of any other litigation or proceedings against a Debtor (other than after the occurrence of an Insolvency Event in respect of a Debtor); or

(ii)	by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event which is continuing,

other than, in each case, any amount received or recovered in accordance with Clause 11 (Application of Proceeds);

(d)	the proceeds of any enforcement of any Transaction Security except in accordance with Clause 11 (Application of Proceeds); or

(e)

other than where Clause 7.2 (Set-Off) applies, any distribution or Payment of, or on account of or in relation to, any of the Liabilities owed by a Debtor which is not in accordance with Clause 11 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of a Debtor, that Creditor will:

(i)	in relation to receipts and recoveries not received or recovered by way of set-off:

A.

hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) as agent for the Security Agent and promptly pay or distribute that amount to the Security Agent for application in accordance with the terms of this Agreement; and

B.

promptly pay or distribute an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement; and

(ii)

in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that receipt or recovery to the Security Agent for application in accordance with the terms of this Agreement.

8.2	Exclusions

Clause 8.1 (Turnover by the Creditors) shall not apply to any receipt or recovery:

(f)	made in accordance with Clause 12 (Equalisation); or

(g)

if such turnover is reasonably likely to lead to any personal and/or criminal liability of any managing director of a Debtor pursuant to applicable laws and this is evidenced by the relevant director in a manner satisfactory to the Security Agent (acting reasonably).

8.3	Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Senior Creditor to:

(a)

arrange with any person which is not a Debtor any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor (including assurance by way of credit based derivative or sub-participation); or

(b)	make any transfer permitted by Clause 14 (Changes to the Parties),

which:

(i)	is permitted by the Debt Documents; and

(ii)	is not in breach of Clause 6.4 (No acquisition of Subordinated Liabilities),

and that Senior Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

8.4	Amounts received by a Debtor

To the extent permitted under any applicable law and subject to any personal and/or criminal liability of any managing director of a Debtor pursuant to applicable laws, if a Debtor receives or recovers any amount which, under the terms of any of the Debt Documents, should have been paid to the Security Agent, a Debtor will:

(a)

hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) as agent for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(b)

promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement.

8.5	Saving provision

If, for any reason, the intention to hold amounts as agent for the Security Agent in this Clause 8 should fail or be unenforceable, the affected Creditor will to the extent permitted by law promptly pay or distribute an amount equal to that receipt or recovery, net of the costs directly attributable to achieving that receipt or recovery, to the Security Agent for application in accordance with the terms of this Agreement.

9	Redistribution

9.1	Recovering Creditor’s rights

(a)

Any amount paid or distributed by a Creditor (a “Recovering Creditor”) to the Security Agent under Clause 7 (Effect of Insolvency Event) or Clause 8 (Turnover of Receipts) shall be treated as having been paid or distributed by the relevant Debtor and shall be applied by the Security Agent in accordance with Clause 11 (Application of Proceeds) of this Agreement.

(b)

On an application by the Security Agent pursuant to paragraph (a) above a Payment or distribution received by a Recovering Creditor from that Debtor, as between a Debtor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid or distributed to the Security Agent by the Recovering Creditor (the “Shared Amount”) will be treated as not having been paid or distributed by a Debtor.

9.2	Reversal of redistribution

(a)	If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable or returnable to a Debtor and is repaid or returnable by that Recovering Creditor to a Debtor, then:

(i)

each Party that received any part of that Shared Amount pursuant to an application by the Security Agent of that Shared Amount under Clause 9.1 (Recovering Creditor’s rights) (a “Sharing Party”) shall, upon request of the Security Agent, pay or distribute to the Security Agent for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the “Redistributed Amount”); and

(ii)	as between a Debtor, each Recovering Creditor and each relevant Sharing Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid or distributed by a Debtor.

(b)

The Security Agent shall not be obliged to pay or distribute any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Party.

9.3	Deferral of subrogation

The Subordinated Creditor and any Debtor will not exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Senior Creditor until such time as all of the Liabilities owing to each Senior Creditor have been irrevocably discharged in full.

10	Enforcement of Transaction Security

10.1	Enforcement Instructions

(a)	The Security Agent may refrain from enforcing the Transaction Security unless instructed otherwise by the Majority Lenders.

(b)

Subject to the Transaction Security having become enforceable in accordance with its terms, the Majority Lenders may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit.

(c)	The Security Agent is entitled to rely on and comply with instructions given in accordance with this Clause 10.1.

10.2	Manner of enforcement

To the extent permitted under applicable law, if the Transaction Security is being enforced pursuant to Clause 10.1 (Enforcement Instructions), the Security Agent shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator (or any analogous officer in any jurisdiction) of a Debtor to be appointed by the Security Agent) as the Majority Lenders shall instruct or, in the absence of any such instructions, as the Security Agent considers in its discretion to be appropriate.

10.3	Waiver of rights

To the extent permitted under applicable law and subject to Clause 10.1 (Enforcement Instructions), Clause 10.2 (Manner of enforcement) and Clause 11 (Application of Proceeds), each of the Secured Parties and each Debtor waive all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

11	Application of Proceeds

11.1	Order of application

Subject to Clause 11.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Debt Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 11, the “Recoveries”) shall be applied by the Security Agent at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 11), in the following order of priority:

(a)

in discharging any sums owing to the Security Agent (other than sums owed to the Security Agent under the parallel debt structure set up under the Parallel Debt Agreement (as the case may be)), the Agent or any Delegate;

(b)

in discharging all costs and expenses incurred by any Senior Creditor in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security Agent under Clause 7.4 (Further assurance – Insolvency Event);

(c)	in payment to the Agent on its own behalf and on behalf of the other Senior Creditors for application towards the discharge of the Senior Liabilities as follows:

(i)

first, in payment of all costs, fees, charges and liabilities incurred by a Senior Lender (other than the ones referred to in paragraph (b) above) in connection with carrying out, or purporting to carry out, its duties and exercising its powers and discretions under the Senior Finance Documents, pari passu between them;

(ii)	second, towards the payment of interest payable under or in connection with the Senior Finance Documents on a pro rata basis among the Senior Lenders entitled to such payments;

(iii)	third, towards any principal payable under or in connection with the Senior Finance Documents on a pro rata basis among the Senior Lenders entitled to such payments; and

(d)	if a Debtor is not under any further actual or contingent liability under any Senior Finance Document, in payment or distribution to the Subordinated Creditor.

11.2	Prospective liabilities

Following a Distress Event which is continuing the Security Agent may, in its discretion hold any amount of the Recoveries which is in the form of cash, in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) as the Security Agent shall think fit (the interest being credited to the relevant account) for so long as the Security Agent shall think fit for later application under Clause 11.1 (Order of application) in respect of:

11.2.1 any sum to the Security Agent, the Agent, the Mandated Lead Arrangers or any Delegate; and

11.2.2 any part of the Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

11.3	Currency conversion

(a)	For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may:

(i)	convert any moneys received or recovered by the Security Agent from one currency to another, at the Agent’s Spot Rate of Exchange; and

(ii)	notionally convert the valuation provided in any opinion or valuation from one currency to another, at the Agent’s Spot Rate of Exchange.

(b)	The obligations of a Debtor to pay in the due currency shall only be satisfied:

(i)	in the case of paragraph (a)(i) above, to the extent of the amount of the due currency purchased after deducting the costs of conversion; and

(ii)	in the case of paragraph (a)(ii) above, to the extent of the amount of the due currency which results from the notional conversion referred to in that paragraph.

11.4	Permitted Deductions

The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

11.5	Good Discharge

(a)	Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Senior Creditors.

(b)	Any distribution or payment made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Security Agent:

(i)	in the case of a payment made in cash, to the extent of that payment; and

(c)

The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the Liabilities owing to the relevant Senior Creditor are denominated pursuant to the relevant Debt Document.

11.6	Calculation of Amounts

For the purpose of calculating any person’s share of any amount payable to or by it, the Security Agent shall be entitled to:

(a)

notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the Agent’s Spot Rate of Exchange in respect of the conversion of the actual currency of the Liabilities owed to that person at the time at which that calculation is to be made into the notional base currency; and

(b)

assume that all amounts received or recovered as a result of the enforcement or realisation of the Charged Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

12	Equalisation

12.1	Equalisation Definitions

For the purposes of this Clause 12:

“Enforcement Date” means the first date (if any) on which a Senior Creditor takes enforcement action of the type described in paragraphs (a)(i), (a)(iii) or (b) of the definition of “Enforcement Action” in accordance with the terms of this Agreement.

“Exposure” means, in relation to a Senior Lender, the aggregate amount of its participation (if any, and without double counting) in all Utilisations outstanding under the Facility Agreement at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Senior Lenders pursuant to any loss-sharing arrangement in the Facility Agreement which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under the Facility Agreement.

12.2	Implementation of equalisation

(a)	The provisions of this Clause 12 shall be applied at such time or times after the Enforcement Date as the Security Agent shall consider appropriate.

(b)

Without prejudice to the generality of paragraph (a) above, if the provisions of this Clause 12 have been applied before all the Liabilities have matured and/or been finally quantified, the Security Agent may elect to re-apply those provisions on the basis of revised Exposures and the Senior Creditors shall make appropriate adjustment payments amongst themselves.

12.3	Equalisation

If, for any reason, any Senior Liabilities remain unpaid after the Enforcement Date and the resulting losses are not borne by the Senior Lenders in the proportions which their respective Exposures at the Enforcement Date bore to the aggregate Exposures of all the Senior Lenders at the Enforcement Date, the Senior Lenders will make such payments amongst themselves as the Security Agent shall require to put the Senior Lenders in such a position that (after taking into account such payments) those losses are borne in those proportions.

12.4	Turnover of enforcement proceeds

If:

(a)

the Security Agent or the Agent is not entitled, for reasons of applicable law, to pay or distribute amounts received pursuant to the making of a demand under any guarantee, indemnity or other assurance against loss or the enforcement of the Transaction Security to the Senior Creditors but is entitled to pay or distribute those amounts to Senior Creditors (such Senior Creditors, the “Receiving Creditors”) who, in accordance with the terms of this Agreement, are subordinated in right and priority of payment to the Senior Creditors; and

(b)	the Senior Discharge Date has not yet occurred,

then the Receiving Creditors shall make such payments or distributions to the Senior Creditors as the Security Agent shall require to place the Senior Creditors in the position they would have been in had such amounts been available for application against the Senior Liabilities.

12.5	Notification of Exposure

Before each occasion on which it intends to implement the provisions of this Clause 12, the Security Agent shall send notice to the Agent requesting that it notify it of its Exposure and that of each Senior Lender.

12.6	Default in payment

If a Senior Creditor fails to make a payment due from it under this Clause 12, the Security Agent shall be entitled (but not obliged) to take action on behalf of the Senior Creditor(s) to whom such payment was to be redistributed (subject to being indemnified to its satisfaction by such Senior Creditor(s) in respect of costs) but shall have no liability or obligation towards such Senior Creditor(s), any other Senior Creditor as regards such default in payment and any loss suffered as a result of such default shall lie where it falls.

13	The Security Agent

13.1	Appointment of the Security Agent

(a)	To the extent permitted by law and without prejudice to Clause 13.26 (Parallel Debt), each other Secured Party:

(i)

authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the relevant Senior Finance Documents and this Agreement together with any other incidental rights, powers, authorities and discretions and to execute each Security Document expressed to be executed by the Security Agent on its behalf;

(ii)	appoints the Security Agent to act as agent for the purpose of executing any Security Documents in its name;

(iii)	confirms its approval of the Security Documents creating or expressed to create a Security benefiting to it and any Security created or to be created pursuant thereto; and

(iv)

irrevocably authorises, empowers and directs the Security Agent (by itself or by such person(s) as it may nominate) on its behalf, to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Security Documents, to take any action and exercise any right, power, authorities and discretion upon the terms and conditions set out in this Agreement under or in connection with the Security Documents (including, without limitation, the execution of any relevant documents for the purposes of releasing and/or discharging Security pursuant to and under the Security Documents), in each case, together with any other rights, powers and discretions which are incidental thereto, it being understood that each Secured Party (other than the Security Agent) shall issue special powers of attorneys in all cases where the exercise of powers granted under this Agreement requires the issuance of any such special powers of attorney, and the Security Agent accepts such appointment, authorisations, empowerment and direction referred to above.

(b)

For the purposes of the Transaction Security Documents governed by Belgian law, each Secured Party (other than the Security Agent) designates and appoints the Security Agent as its agent and representative (vertegenwoordiger / représentant) for the purposes of article 5 of the Belgian Financial Collateral Law and article 3 of the Belgian Movable Assets Pledge Law and any other applicable legislation.

(c)

To the extent permitted by law, the Security Agent shall be and is hereby authorised by each of the Senior Creditors (and to the extent it may have any interest therein, every other Party) to execute on behalf of itself and each Senior Creditor and other Party where relevant:

(i)	following the occurrence of the Senior Discharge Date, releases of all Security granted under the Security Documents; and

(ii)	to the extent permitted under the Debt Documents all necessary releases of Security under the Security Documents.

(d)

Each Party agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security Agent is expressed to be a party (and no others shall be implied).

(e)

Each of the Senior Creditors authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Debt Documents together with any other incidental rights, powers, authorities and discretions.

13.1	German Transaction Security

(a)	The Security Agent shall:

(i)

hold and administer any Transaction Security governed by German law which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht-akzessorische Sicherheit) to it as trustee (treuhänderisch) for the benefit of the Secured Parties; and

(ii)

hold and administer any Transaction Security governed by German law which is pledged (Verpfändung) or otherwise transferred to it as Security Agent for the benefit of the Secured Parties under an accessory security right (akzessorische Sicherheit) as agent.

(b)

Each of the Secured Parties (other than the Security Agent) hereby relieves the Security Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Secured Party. A Secured Party which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Security Agent accordingly.

13.2	No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

13.3	Instructions

(a)	The Security Agent shall:

(i)

subject to paragraphs (d) and (e) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Majority Lenders; and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, in accordance with instructions given to it by that Creditor or group of Creditors).

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction from the Majority Lenders (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, from that Creditor or group of Creditors) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)

Save in the case of decisions stipulated to be a matter for any other Creditor or group of Creditors under this Agreement and unless a contrary intention appears in this Agreement, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, Clauses 13.6 (No duty to account) to Clause 13.11 (Exclusion of liability), Clause 13.15 (Information from the Creditors) to Clause 13.20 (Custodians and nominees) and Clause 13.22 (Acceptance of title) to Clause 13.24 (Powers supplemental);

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

A.	Clause 11.1 (Order of application);

B.	Clause 11.2 (Prospective liabilities); and

C.	Clause 11.4 (Permitted Deductions).

(e)

If giving effect to instructions given by the Majority Lenders would (in the Security Agent’s opinion) have an effect equivalent to an Intercreditor Amendment, the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that Intercreditor Amendment.

(f)	In exercising any discretion to exercise a right, power or authority under the Debt Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

(iii)	the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)

The Security Agent may refrain from acting in accordance with any instructions of any Senior Creditor or group of Senior Creditors until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Debt Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)

Without prejudice to the provisions of Clause 10 (Enforcement of Transaction Security) in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

13.4	Duties of the Security Agent

(a)	The Security Agent’s duties under the Debt Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly:

(i)	forward to the Agent, a copy of any document received by the Security Agent from a Debtor under any Debt Document; and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)	The Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

Without prejudice to Clause 17.2 (Notification of prescribed events), if the Security Agent receives notice from a Party referring to any Debt Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Senior Creditors.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Debt Documents to which it is expressed to be a party (and no others shall be implied).

13.5	No fiduciary duties to Debtor or Subordinated Creditor

Nothing in this Agreement constitutes the Security Agent as an agent or fiduciary of a Debtor or the Subordinated Creditor.

13.6	No duty to account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

13.7	Business with a Debtor

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with a Debtor.

13.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(iii)	any instructions received by it from the Majority Lenders, any Creditors or any group of Creditors are duly given in accordance with the terms of the Debt Documents;

(iv)	unless it has received notice of revocation, that those instructions have not been revoked; and

(v)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Debt Documents for so acting have been satisfied; and

(vi)	rely on a certificate from any person:

(vii)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(viii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred; and

(ii)	any right, power, authority or discretion vested in any Party or any group of Creditors has not been exercised.

(c)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by any Senior Creditor) if the Security Agent in its reasonable opinion deems this to be desirable.

(e)

The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Security Agent and any Delegate may act in relation to the Debt Documents and the Charged Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s or Delegate’s gross negligence or wilful misconduct.

(g)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement.

(h)

Notwithstanding any other provision of any Debt Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Debt Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

13.9	Responsibility for documentation

Neither of the Security Agent nor any Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, a Debtor or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Charged Property; or

(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

13.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Debt Document; or

(c)	whether any other event specified in any Debt Document has occurred.

13.11	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Debt Document excluding or limiting the liability of the Security Agent or Delegate), neither the Security Agent nor any Delegate will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Debt Document or the Charged Property unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Debt Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Debt Document or the Charged Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Charged Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(v)	any act, event or circumstance not reasonably within its control; or

(vi)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Security Agent or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent or a Delegate in respect of any claim it might have against the Security Agent or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Charged Property and any officer, employee or agent of the Security Agent or a Delegate may rely on this Clause.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Senior Creditor,

on behalf of any Senior Creditor and each Senior Creditor confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(d)

Without prejudice to any provision of any Debt Document excluding or limiting the liability of the Security Agent or Delegate, any liability of the Security Agent or Delegate arising under or in connection with any Debt Document or the Charged Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

13.12	Senior Creditors’ indemnity to the Security Agent

(a)

Each Senior Creditor shall (in the proportion that the Liabilities due to it bear to the aggregate of the Liabilities due to all the Senior Creditors for the time being (or, if the Liabilities due to the Senior Creditors are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent or Delegate under, or exercising any authority conferred under, the Debt Documents (unless the relevant Security Agent or Delegate has been reimbursed by the Debtors’ Agent pursuant to a Debt Document).

(b)	A Debtor shall within three Business Days reimburse any Senior Creditor for any payment that Senior Creditor makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Senior Creditor claims reimbursement relates to a liability of the Security Agent to a Debtor.

13.13	Resignation of the Security Agent

(a)

The Security Agent may resign and appoint one of its Affiliates (which shall not be incorporated or acting through an office in a Non-Cooperative Jurisdiction) as successor by giving notice to the Senior Creditors and the Debtors’ Agent.

(b)

Alternatively the Security Agent may resign by giving 30 days’ notice to the Senior Creditors and a Debtor, in which case the Majority Lenders (subject to the prior written consent of a Debtor (not to be unreasonably withheld or delayed)) may appoint a successor Security Agent, which shall not be incorporated or acting through an office situated in a Non-Cooperative Jurisdiction.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Agent and subject to the prior written consent of the Debtors’ Agent (not to be unreasonably withheld or delayed)) may appoint a successor Security Agent.

(d)

The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Debt Documents.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Charged Property to that successor.

(f)

Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of this Clause 13 and Clause 16.1 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

13.14	Security agency division separate

(a)

In acting as security agent for the Secured Parties, the Security Agent shall be regarded as acting through its security agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Debt Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

13.15	Information from the Creditors

Each Creditor shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

13.16	Credit appraisal by the Secured Parties

Each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including but not limited to:

(a)	the financial condition, status and nature of each Debtor;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Charged Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Charged Property;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Charged Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Charged Property;

(d)

the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

13.17	Reliance and engagement letters

The Security Agent may obtain and rely on any certificate or report from a Debtor’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

13.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of a Debtor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Debt Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Debt Document or of the Transaction Security;

(d)	take, or to require a Debtor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective; or

(e)	require any further assurance in relation to any Security Document.

13.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Debt Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders requests it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

13.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets held by the Security Agent as security agent for the Secured Parties may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to any such assets and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person unless such error or such loss, liability, expense, demand, cost, claim or proceedings was caused by that person’s or the Security Agent’s gross negligence or wilful misconduct.

13.21	Delegation by the Security Agent

(a)

Each of the Security Agent and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

13.22	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that a Debtor may have to any of the Charged Property and shall not be liable for or bound to require a Debtor to remedy, any defect in its right or title.

13.23	Release of Transaction Security

(a)	The Security Agent shall, upon request of the same from the Debtors’ Agent, once:

(i)	all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged; and

(ii)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances to a Debtor pursuant to the Debt Documents,

release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents, without having to seek the approval of the Agent or any other Senior Creditor.

(b)	Any Security Agent which has resigned pursuant to Clause 13.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

13.24	Powers supplemental

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Debt Documents shall be in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

13.25	Security Agent’s protections

Any protection given to the Security Agent under this Clause 13 shall apply to any action taken by, or instructions given to, the Security Agent under any other provision of this Agreement.

13.26	Parallel Debt

Without prejudice to this Clause 13, the role of the Security Agent under and in connection with the Security Documents (as applicable) is set out under the Parallel Debt Agreement.

14	Changes to the Parties

14.1	Transfers

No Party may transfer any of its rights and/or obligations in respect of any Debt Documents or the Liabilities except as permitted by Clause 13 (The Security Agent) or this Clause 14.

14.2	Change of Senior Lender and new Senior Lender

(a)	A Senior Lender may transfer any of its rights and/or obligations, in respect of any Debt Documents or the Senior Liabilities if:

(i)	that assignment or transfer is in accordance with the terms of the Facility Agreement; and

(ii)	any assignee or transferee has (if not already Party as a Senior Lender) acceded to this Agreement, as a Senior Lender, pursuant to Clause 14.5 (Creditor Accession Undertaking).

(b)

Each Accordion Increase Lender (as defined in the Facility Agreement) which is not party to this Agreement as Senior Lender at the time of the relevant Accordion Increase Date (as defined in the Facility Agreement) will accede to this Agreement as a Senior Lender in accordance with Clause 14.5 (Creditor Accession Undertaking).

14.3	Change of Agent

No person shall become an Agent unless at the same time, it accedes to this Agreement as an Agent, pursuant to Clause 14.5 (Creditor Accession Undertaking).

14.4	Change of Subordinated Creditor

Subject to Clause 6.4 (No acquisition of Subordinated Liabilities) and to the terms of the other Debt Documents, the Subordinated Creditor may transfer any of its rights and/or obligations, in respect of the Subordinated Liabilities if any transferee has (if not already a Party as the Subordinated Creditor) acceded to this Agreement as the Subordinated Creditor, pursuant to Clause 14.5 (Creditor Accession Undertaking).

14.5	Creditor Accession Undertaking

With effect from the date of acceptance by the Security Agent and by the Agent of a Creditor Accession Undertaking duly executed and delivered to the Security Agent by the relevant acceding party or, if later, the date specified in that Creditor Accession Undertaking:

(a)

any Party ceasing entirely to be a Creditor shall be discharged from further obligations towards the Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date);

(b)

as from that date, the replacement or new Creditor shall assume the same obligations and become entitled to the same rights, as if it had been an original Party in the capacity specified in the Creditor Accession Undertaking.

14.6	Additional parties

(a)

Each of the Parties appoints the Security Agent to receive on its behalf each Creditor Accession Undertaking delivered to the Security Agent and the Security Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement.

(b)

The Security Agent shall only be obliged to sign and accept a Creditor Accession Undertaking delivered to it once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the accession by the prospective party to this Agreement.

(c)

Each Party shall promptly upon the request of the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Security Agent (for itself) in order for the Security Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Debt Documents.

14.7	New Debtor

(a)

If any member of the Group incurs any Guarantee Liabilities, the Debtors’ Agent will procure that the member of the Group incurring those Liabilities accedes to this Agreement and the Parallel Debt Agreement as a Debtor, in accordance with paragraph (b) below, no later than contemporaneously with the incurrence of those Liabilities.

(b)

With effect from the date of acceptance by the Security Agent of a Debtor Accession Agreement and a Debtor Accession Deed duly executed and delivered to the Security Agent by the new Debtor or, if later, the date specified in the Debtor Accession Agreement and the Debtor Accession Deed, the new Debtor shall assume the same obligations and become entitled to the same rights as if it had been an original Party as a Debtor under the Intercreditor Agreement and the Parallel Debt Agreement.

14.8	Additional parties

Each of the Parties appoints the Security Agent to receive on its behalf each Debtor Accession Agreement and Creditor Accession Undertaking delivered to the Security Agent and the Security Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement.

14.9	Resignation of a Debtor

(a)

The Debtors’ Agent may request that a Debtor (other than the Original Debtors) ceases to be a Debtor under this Agreement and the Parallel Debt Agreement by delivering to the Security Agent a Debtor Resignation Letter.

(b)

The Security Agent shall accept a Debtor Resignation Letter and notify the Debtors’ Agent and each other Party of its acceptance if the Debtors’ Agent notifies the Security Agent that that Debtor is not, or has ceased to be, a guarantor under and in accordance with Clause 25.4 (Resignation of a Guarantor) of the Facility Agreement.

(c)

Upon notification by the Security Agent to the Debtors’ Agent of its acceptance of the resignation of a Debtor, that Party shall cease to be a Debtor and shall have no further rights or obligations under this Agreement or the Parallel Debt Agreement as a Debtor.

15	Costs and Expenses

15.1	Transaction expenses

The Debtors’ Agent shall, within ten (10) Business Days of demand, pay the Security Agent the amount of all external pre-agreed costs and expenses (including legal fees subject to a cap agreed in a separate letter) reasonably incurred by the Security Agent in connection with the negotiation, preparation, printing, execution and perfection of this Agreement and any other documents referred to in this Agreement and the Transaction Security.

15.2	Amendment costs

If any amendment, waiver or consent is requested or required, the Debtors’ Agent shall, within ten (10) Business Days of demand and upon presentation to a Debtor of duly documented evidence, reimburse the Security Agent for the amount of all pre-agreed costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement and preservation costs

The Debtors’ Agent shall, within ten (10) Business Days of demand and upon presentation to a Debtor of duly documented evidence, pay to the Security Agent the amount of all costs and expenses (including legal fees and together with any applicable VAT) properly incurred by it in connection with the enforcement of or the preservation of any rights under any Security Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

15.4	Stamp taxes

The Debtors’ Agent shall pay and, within three Business Days of demand and upon presentation of duly documented evidence, indemnify the Security Agent against any cost, loss or liability the Security Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Debt Document other than any such cost, loss or liability which may be due in respect of a transfer pursuant to Clause 14 (Changes to the Parties) or arise as a result of its gross negligence or wilful misconduct.

15.5	Interest on demand

If any Creditor or a Debtor fails to pay any amount payable by it under this Agreement on the date on which any such amount is due and payable, interest shall accrue on the overdue amount (and be compounded with it) from the due date for payment up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is 1 per cent. per annum over the rate at which the Security Agent would be able to obtain by placing on deposit with a leading bank an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Agent may from time to time select.

16	Other Indemnities

16.1	Indemnity to the Security Agent

(a)

A Debtor shall, within five Business Days of demand and, upon presentation to a Debtor of duly documented evidence of any claim, indemnify the Security Agent and every Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them (acting reasonably) as a result of:

(i)	any failure by a Debtor to comply with its obligations under Clause 15 (Costs and Expenses);

(i)	acting or relying on any notice, request or instruction by a Debtor which it reasonably believes to be genuine, correct and appropriately authorised;

(ii)	the taking, holding, protection or enforcement of the Transaction Security granted by a Debtor;

(iii)

the exercise or purported exercise in respect of a Debtor of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Delegate by the Debt Documents or by law;

(iv)	any default by a Debtor in the performance of any of the obligations expressed to be assumed by it in the Debt Documents;

(v)	its professional advisers (including the Financial Adviser); or

(vi)

acting as Security Agent or Delegate under the Debt Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s or Delegate’s gross negligence or wilful misconduct).

(b)

The Security Agent and every Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 16.1 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it, in each case to the extent such Charged Property and Transaction Security secures such Liabilities and such sums are capable of being applied towards such Liabilities.

(c)

The guarantee limitations set out in Clause 17.9 (Guarantee Limitations) of the Facility Agreement or in any Accession Letter (as defined in the Facility Agreement) in relation to the Facility Agreement shall apply mutatis mutandis to this Clause 16.

17	Information

17.1	Dealings with Security Agent and Agent

Subject to Clause 31.5 (Communication when Agent is Impaired Agent) of the Facility Agreement and Clause 31 (Confidential Information) of the Facility Agreement which shall apply to this Agreement mutatis mutandis, each Senior Creditor shall deal with the Security Agent exclusively through the Agent.

17.2	Notification of prescribed events

(a) If an Event of Default or Default either occurs or ceases to be continuing the Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Agent.

(b) If an Acceleration Event occurs the Agent shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(c) If the Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Secured Party of that action.

18	Notices

18.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by letter.

18.2	Security Agent’s communications with Senior Creditors

The Security Agent shall be entitled to carry out all dealings with the Senior Creditors through the Agent and may give to the Agent any notice or other communication required to be given by the Security Agent to a Senior Creditor.

18.3	Addresses

The address and email (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is as follows:

(a)	The Parent

OPERA CHARGING B.V.

Address	Zuidplein 126, WTC H-Tower, 1077 XV Amsterdam, The Netherlands
Tel No:	+33 1 53 34 96 96
Email:	c.gegout@meridiam.com
Attention	Christophe Gegout, Director

(b)	The Subordinated Creditor

MADELEINE CHARGING B.V.

Address	at Zuidplein 126, WTC H-Tower, 15th floor, 1077 XV Amsterdam, The Netherlands
Tel No:	+33 1 53 34 96 96
Email:	c.gegout@meridiam.com
Attention	Christophe Gegout, Director

(c)	The Original Debtors

ALLEGO B.V.

Address	Westervoortsedijk 73 LB1, 6827 AV Arnhem, the Netherlands
Tel No:	+31 88 7500 300
Email:	lenders@allego.eu
Attention	Chief Financial Officer

ALLEGO INNOVATIONS B.V.

Address	Westervoortsedijk 73 LB1, 6827 AV Arnhem, the Netherlands
Tel No:	+31 88 7500 300

Email:	lenders@allego.eu.
Attention	Chief Financial Officer

ALLEGO HOLDING B.V.

Address	Westervoortsedijk 73 LB1, 6827 AV Arnhem, the Netherlands
Tel No:	+31 88 7500 300
Email:	lenders@allego.eu.
Attention	Chief Financial Officer

(d)	Agent

SOCIÉTÉ GÉNÉRALE

Address	189 rue d’Aubervilliers, 75886 Paris Cedex 18
Tel No:	+33 1 42 14 15 36 / + 33 1 57 29 68 97
Email:	frederic.le-roy@sgcib.com / florence.meilland@sgcib.com
Attention	Frédéric Le Roy / Florence Meilland

(e)	Security Agent

SOCIÉTÉ GÉNÉRALE

Address	189 rue d’Aubervilliers, 75886 Paris Cedex 18
Tel No:	+33 1 42 14 15 36 / + 33 1 57 29 68 97
Email:	frederic.le-roy@sgcib.com / florence.meilland@sgcib.com
Attention	Frédéric Le Roy / Florence Meilland

(f)	Original Senior Lenders and Mandated Lead Arrangers

SOCIÉTÉ GÉNÉRALE

Address	189 rue d’Aubervilliers, 75886 Paris Cedex 18
Tel No:	+33 1 42 14 15 36 / + 33 1 57 29 68 97
Email:	frederic.le-roy@sgcib.com / florence.meilland@sgcib.com
Attention	Frédéric Le Roy / Florence Meilland

KOMMUNALKREDIT AUSTRIA AG

Address	Türkenstrasse 9, 1090 Vienna, Austria
Tel No:	+43.1.316.31.154
Email:	o.fincke@kommunalkredit.at
Attention	Oliver Fincke

or any substitute address or department or officer which that Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days’ notice.

18.4	Delivery

(a)

Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective, if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 18.3 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

(c)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

18.5	Notification of address

Promptly upon receipt of notification of an address or change of address pursuant to Clause 18.3 (Addresses) or changing its own address, the Security Agent shall notify the other Parties.

18.6	Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with this Agreement may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(d)

Any such electronic communication as specified in paragraph (a) above to be made between a Debtor or the Subordinated Creditor or the Parent and the Security Agent or a Senior Creditor may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(e)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose.

(f)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(g)	Any reference in this Agreement to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 18.6.

18.7	English language

Any notice given under or in connection with this Agreement must be in English.

19	Preservation

19.1	Partial invalidity

If, at any time, any provision of a Debt Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

19.2	No impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

19.3	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under a Debt Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Debt Document. No election to affirm any Debt Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Debt Document are cumulative and not exclusive of any rights or remedies provided by law.

19.4	Waiver of defences

The provisions of this Agreement or any Transaction Security will not be affected by an act, omission, matter or thing which, but for this Clause 19.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, a Debtor or other person;

(b)	the release of a Debtor or any other person under the terms of any composition or arrangement with any creditor of a Debtor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, a Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Debtor or other person;

(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g)	any intermediate Payment of any of the Liabilities owing to the Senior Creditors in whole or in part; or

(h)	any insolvency or similar proceedings.

19.5	Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 4 (Ranking and Priority) will:

(a)

not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Senior Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c)

secure the Liabilities owing to the Senior Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

20	Consents, Amendments, Override

20.1	Required consents

(a)

Subject to paragraphs (b), (c) and (d) below, to Clause 20.2 (Amendments and Waivers: Transaction Security Documents), Clause 20.4 (Exceptions) and to Clause 20.5 (Excluded Commitments), this Agreement and any other Senior Finance Document may be amended or waived with the consent of the Majority Lenders and, as applicable, the consent of the Debtor’s Agent and/or of the Subordinated Creditor and/or of the Parent to the extent it is a party to such Senior Finance Document.

(b)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definitions of “Creditors”, “Majority Lenders”, “Permitted Payments”, “Secured Obligations”, “Secured Parties”, “Senior Creditors”, “Senior Discharge Date” in Clause 1.1 (Definitions);

(ii)	Clause 9 (Redistribution), Clause 11 (Application of Proceeds) or this Clause 20 (Consents, Amendments and Override);

(iii)	paragraphs (d)(iii), (e) and (f) of Clause 13.3 (Instructions) or Clause 10.1 (Enforcement Instructions);

(iv)	the order of priority or subordination under this Agreement;

(v)	Clause 8 (Turnover of receipts), Clause 12 (Equalisation), Clause 22 (Governing Law) or Clause 23 (Enforcement);

(vi)	the definitions of “Secured Party” or “Senior Lender” in clause 1.1 (Definitions) of the Parallel Debt Agreement;

(vii)	clause 3 (Parallel Debt (Covenant to pay the Security Agent)) of the Parallel Debt Agreement;

(viii)

the definitions of “Majority Lenders”, “Pro Rata Utilisation Amount”, “Maximum Utilisation Amount”, “Permitted Payments”, “Pro Rata Period Revenue”, “Sanctions”, Sanctioned Person”, “Sanctioned Country”, “Sanction Authority” in clause 1.1 (Definitions) of the Facility Agreement and the definition of “RURA Required Balance” in clause 22.2 (The Ramp-Up Reserve Account) of the Facility Agreement;

(ix)	an extension to the date of payment of any amount under a Senior Finance Document;

(x)

a reduction in the applicable Margin (as defined in the Facility Agreement) or a reduction in the amount of any payment of principal, interest, fees or commission payable under the Senior Finance Documents;

(xi)	a change in currency of payment of any amount under the Senior Finance Documents;

(xii)

an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility (each as defined in the Facility Agreement) in any case other than pursuant to clause 7.11 (Rescheduling of Commitments and automatic cancellation) of the Facility Agreement;

(xiii)	a change to the Borrowers or Guarantors other than in accordance with clause 25 (Changes to the Obligors) of the Facility Agreement;

(xiv)	the nature or scope of the guarantee granted in accordance with clause 17 (Guarantee) of the Facility Agreement;

(xv)	any provision which expressly requires the consent of all the Lenders;

(xvi)

clause 2.2 (Finance Parties’ rights and obligations), clause 4.1(a), clause 5.1 (Delivery of a Utilisation Request), clause 5.3 (Currency and amount), clause 7.1 (Illegality), clause 7.2 (Change of control), clause 7.15 (Application of prepayments), clause 21.22 (Anti-corruption laws and anti-money laundering), clause 21.23 (Sanctions), clause 24 (Changes to the Lenders), clause 25 (Changes to the Obligors), clause 28 (Sharing among the Finance Parties), clause 35 (Amendments and Waivers), clause 38 (Governing law), clause 39 (Jurisdiction), part I (Conditions Precedent to Signing) of schedule 2 (Conditions Precedent), schedule 11 (Utilisation Schedule) (unless made under clause 7.11 (Rescheduling of Commitments and automatic cancellation) of the Facility Agreement) or schedule 13 (Ramp-Up Reserve Account Funding Table) of the Facility Agreement,

shall not be made without the consent of:

A.	the Agent (to the extent that the amendment or waiver would adversely affect the Agent);

B.	all Senior Lenders;

C.	the Security Agent (to the extent that the amendment or waiver would adversely affect the Security Agent); and

D.	the Debtors’ Agent and, to the extent any of them is a party to the concerned Senior Finance Document, the Subordinated Creditor or the Parent.

(c)

To the extent that an amendment or consent or waiver only affects the rights or obligations of the Senior Lenders, such amendment may be made with the consent of the Majority Lenders without the need for consent from any other Senior Creditor.

(d)

An amendment or waiver that has the effect of changing or which relates to any provision which expressly requires the consent of the Super Majority Lenders shall not be made without the consent of the Super Majority Lenders and the Debtors’ Agent and, to the extent any of them is a party to the concerned Senior Finance Document, the Subordinated Creditor or the Parent.

20.2	Amendments and Waivers: Transaction Security Documents

(a)

Subject to paragraph (b) below and to Clause 20.4 (Exceptions), the Security Agent may, if authorised by all the Senior Lenders, and if the Debtors’ Agent (or, as applicable, the Shareholder) consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Security Documents which shall be binding on each Party unless the amendment or waiver is of a minor, technical or administrative nature or to correct a manifest error in which case such amendment or waiver may be made with the consent of the Security Agent and the Debtors’ Agent only.

(b)

Subject to paragraph (b) of Clause 20.4 (Exceptions) and unless the provisions of any Debt Document expressly provide otherwise, any amendment or waiver of, or consent under, any Transaction Security Document which has the effect of changing or which relates to:

(i)	the nature or scope of the Charged Property;

(ii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(iii)	the release of any Transaction Security,

shall not be made without the prior consent of all Senior Creditors.

20.3	Effectiveness

(a)

Any amendment, waiver or consent given in accordance with this Clause 20 will be binding on all Parties and the Security Agent may effect, on behalf of any Senior Creditor, any amendment, waiver or consent permitted by this Clause 20.

(b)

Without prejudice to the generality of Clause 13.8 (Rights and discretions) the Security Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

20.4	Exceptions

(a)

Subject to paragraphs (b) and (c) below, an amendment, waiver or consent which relates to the rights or obligations of the Agent, the Security Agent (including, without limitation, any ability of the Security Agent to act in its discretion under this Agreement) or the Mandated Lead Arrangers may not be effected without the consent of the Agent or, as the case may be, the Mandated Lead Arrangers or the Security Agent.

(b)	Neither paragraph (a) above nor paragraph (b) of Clause 20.2 (Amendments and Waivers: Transaction Security Documents) shall apply:

(i)	to any release of Transaction Security, claim or Liabilities; or

(ii)	to any Consent,

which, in each case, the Security Agent gives (A) as a result of the occurrence of the Senior Discharge Date or (B) for the purpose of a Permitted Reorganisation or a Permitted Disposal.

(c)	Paragraph (a) above shall apply to the Mandated Lead Arrangers only to the extent that Liabilities are then owed to the Mandated Arrangers.

20.5	Excluded Commitments

If any Senior Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Senior Finance Document or any other vote of Senior Lenders under the terms of this Agreement within 20 Business Days of that request being made, unless, the Debtor’s Agent and the Security Agent agree to a longer time period in relation to any request:

(a)

its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether Majority Lenders or the Super Majority Lenders (as applicable) consent has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request,

provided that Senior Lenders totalling at least, in relation to a Majority Lenders’ consent, 51% of the Total Commitments and, in relation to a Super Majority Lenders’ consent, 66 2/3% of the Total Commitments (in each case prior to that exclusion of Commitments) have consented or agreed to such consent, waiver or amendments.

20.6	No liability

None of the Senior Creditors will be liable to any other Senior Creditor or any other Debtor for any Consent given or deemed to be given under this Clause 20.

20.7	Agreement to override

Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents (other than any notarised Transaction Security Documents which are governed by German law) to the contrary.

21	No hardship

Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under the Senior Finance Documents and that it shall not be entitled to make any claim under article 1195 of the French Code civil.

22	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by French law.

23	Enforcement

The Tribunal de Commerce de Paris shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement).

SIGNATURES

Made in Amsterdam on 27 May 2019, in seven (7) original copies.

Pursuant to the provisions of Article 1375 of the French Code civil, only one original copy of this Agreement will be executed for the Agent and the Security Agent (the original copy being held by the Security Agent) and only one original copy of this Agreement will be executed for each Original Senior Lender and the Mandated Lead Arrangers (the original copy being held in each case by the Security Agent).

OPERA CHARGING B.V. as the Parent
/s/ E.A. Zhuchenko
By: E.A. Zhuchenko
Title: Authorized Signatory

MADELEINE CHARGING B.V. as Subordinated Creditor
/s/ E.A. Zhuchenko
By: E.A. Zhuchenko
Title: Authorized Signatory

ALLEGO B.V. as Original Debtor

/s/ Johanna van Niersen
By: Johanna van Niersen
Title: Authorized Signatory

ALLEGO INNOVATIONS B.V. as Original Debtor

/s/ Johanna van Niersen
By: Johanna van Niersen
Title: Authorized Signatory

ALLEGO HOLDING B.V. as Original Debtor

/s/ Johanna van Niersen
By: Johanna van Niersen
Title: Authorized Signatory

SOCIÉTÉ GÉNÉRALE as Agent

/s/ Olivier SADO
By:	Olivier SADO
Title:	Authorised signatory

By:
Title:	Authorised signatory

SOCIÉTÉ GÉNÉRALE as Security Agent

/s/ Olivier SADO
By:	Olivier SADO
Title:	Authorised signatory

By:
Title:	Authorised signatory

SOCIÉTÉ GÉNÉRALE as Mandated Lead Arranger

/s/ Olivier SADO
By:	Olivier SADO
Title:	Authorised signatory

By:
Title:	Authorised signatory

KOMMUNALKREDIT AUSTRIA AG as Mandated Lead Arranger

/s/ Prileszky Pal
By:	Pal Prileszky
Title:	Authorised signatory

/s/ Christian Chudacek
By:	Christian Chudacek
Title:	Authorised signatory

SOCIÉTÉ GÉNÉRALE as Original Senior Lender

/s/ Olivier SADO
By:	Olivier SADO
Title:	Authorised signatory

By:
Title:	Authorised signatory

KOMMUNALKREDIT AUSTRIA AG as Original Senior Lender

/s/ Prileszky Pal
By:	Prileszky Pal
Title:	Authorised signatory

/s/ Christian Chudacek
By:	Christian Chudacek
Title:	Authorised signatory

To:	SOCIÉTÉ GÉNÉRALE for itself and each of the other parties to the Intercreditor Agreement referred to below.

To:	SOCIÉTÉ GÉNÉRALE as Agent.

From:	ALLEGO GmbH

THIS UNDERTAKING is made on 2 October 2019 by ALLEGO GmbH (the “Acceding Debtor”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated 27 May 2019 between, among others, Allego B.V. as debtor, Société Générale as security agent, Société Générale as agent and the other Senior Creditors (as defined in the Intercreditor Agreement). Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

1

Without prejudice to the terms of the Parallel Debt Agreement, the Acceding Debtor and the Security Agent agree that the Security Agent shall act as agent (mandataire) for the Secured Parties in connection with:

(i)	any Security in respect of Liabilities created or expressed to be created pursuant to the relevant Security Documents;

(ii)	all proceeds of that Security; and

(iii)

all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as agent for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor in favour of the Security Agent as agent for the Secured Parties.

2

The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

3

The Acceding Debtor expressly confirms that it can exempt the Security Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions on self-dealing applicable to it pursuant to any other laws as provided for in paragraph (c) of Clause [2] (Debtors’ Agent).

4	This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by French law.

THIS UNDERTAKING has been entered into on the date stated above.

Acceding Debtor

ALLEGO GmbH

/s/ Johanna van Niersen
By: J.G.T.M. VAN NIERSEN
Title: DIRECTOR
Address: STRALAUERPLATZ 34, 10243 BERLIN

Signature Pages to Accession Letter ICA

Accepted by the Security Agent	Accepted by the Agent

for and on behalf of	for and on behalf of
SOCIÉTÉ GÉNÉRALE	SOCIÉTÉ GÉNÉRALE
Date:	Date:

Signature Pages to Accession Letter ICA

EXECUTION VERSION

Debtor Accession Agreement

To:	Société Générale for itself and each of the other parties to the lntercreditor Agreement referred to below.

To:	Société Générale as Agent.

From: Allego België BV

THIS UNDERTAKING is made on 2 October 2019 by Allego België BV (the “Acceding Debtor”) in relation to the intercreditor agreement (the “lntercreditor Agreement”) dated 27 May 2019 between, among others, Allego B.V., Allego Innovations B.V. and Allego Holding B.V. as original debtors, Madeleine Charging B.V. as subordinated creditor, Société Générale as agent and security agent, and the other Senior Creditors (as defined in the lntercreditor Agreement). Terms defined in the lntercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

1	The Acceding Debtor and the Security Agent agree that the Security Agent shall act as agent for the Secured Parties in connection with:

(i)	any Security in respect of Liabilities created or expressed to be created pursuant to the relevant Security Documents;

(ii)	all proceeds of that Security; and

(iii)

all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as agent for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor in favour of the Security Agent as agent for the Secured Parties.

2

The Acceding Debtor confirms that it intends to be party to the lntercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the lntercreditor Agreement and agrees that it shall be bound by all the provisions of the lntercreditor Agreement as if it had been an original party to the lntercreditor Agreement.

3	This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by French law.

THIS UNDERTAKING has been entered into on the date stated above.

Documentary duty of EUR 0.15 per original paid by bank transfer from Linklaters LLP / Recht op geschriften van 0,15 euro per origineel betaald per overschrijving door Linklaters LLP / Droit d’écriture de 0,15 euro par original payé par transfert bancaire de Linklaters LLP

Acceding Debtor Allego België BV By: Johanna van Niersen Address: Schaliënhoevedreef 20T, 2800 Mechelen, Belgium

Accepted by the Security Agent	Accepted by the Agent

for and on behalf of	for and on behalf of
Société Générale	Société Générale
Date: 2 October 2019	Date: 2 October 2019

2